Exhibit 2

Joint Filing Agreement

THIS JOINT FILING AGREEMENT (this “Agreement”) is entered into as of the 11th day of February, 2011, by and among ExamWorks Holdings, LLLP, a Georgia limited liability limited partnership (“Holdings”), Compass Partners, L.L.C., a New York limited liability company (“Compass”), and Richard E. Perlman, an individual resident of the State of New York (“Perlman”, and together with Holdings and Compass, the “Joint Filers”).

WHEREAS, each of the Joint Filers is individually eligible to file the Schedule 13G; and

WHEREAS, each of the Joint Filers wishes to file the Schedule 13G and any amendments thereto jointly and on behalf of each of the Joint Filers, pursuant to Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

1.	The Joint Filers hereby agree that the Schedule 13G is, and any amendments thereto will be, filed on behalf of each of the Joint Filers pursuant to Rule 13d-1(k)(1) under the Exchange Act.

2.
Each of the Joint Filers hereby acknowledges that, pursuant to Rule 13d-1(k)(1) under the Exchange Act, it is responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, and is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless it knows or has reason to know that such information is inaccurate.

3.	Each of the Joint Filers hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13G, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be executed individually as of the day and year first above written.

EXAMWORKS HOLDINGS, LLLP

By:	Compass Partners, L.L.C., its General Partner

By:	/s/ Richard E. Perlman
Richard E. Perlman, President

COMPASS PARTNERS, L.L.C.

By:	/s/ Richard E. Perlman
Richard E. Perlman, President

RICHARD E. PERLMAN

By:	/s/ Richard E. Perlman
Richard E. Perlman